Exhibit 99.1
Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
(949) 718-4400
NHP REPORTS 2009 THIRD QUARTER RESULTS
Third Quarter Highlights
•	Agreement in Principle Reached with PMB to a Multi-Faceted Transaction
•	Issued $163 Million of Equity
•	Payout Ratio of 79% Supports $0.44 per Share Cash Dividend
•	Balance Sheet and Liquidity Position Strong
NEWPORT BEACH, CA — November 9, 2009 — Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the third quarter and nine months ended September 30, 2009. Contemporaneously with this press release, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 with the Securities and Exchange Commission.
“NHP began 2009 with the objective of preparing itself for capital markets under duress while simultaneously positioning itself for growth as investment opportunities arose. Since our last quarter end, we continued to enhance our already strong financial position by issuing $190 million of equity. On an enterprise value basis, our leverage is about 30% and we have about $300 million of cash as well as the full capacity of our $700 million credit facility,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “As we direct our attention more towards growth, NHP has agreed in principle with PMB to a multi-faceted transaction involving, among other things, the acquisition of all or a majority interest in up to seven medical office buildings with approximately 800,000 square feet for between $275 million and $300 million” Mr. Pasquale added.

THIRD QUARTER 2009 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the third quarter and the nine months ended September 30, 2009 as compared to the same period of 2008:
SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

	Three Months Ended September 30,
	2009	2008	$ Change	% Change

Revenue	$97,824	$94,581	$3,243	3.4%
Income from Continuing Operations	$31,225	$26,072	$5,153	19.8%
Net Income Attributable to NHP Common Stockholders	$29,692	$27,192	$2,500	9.2%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.27	$0.27	$—	0.0%
Diluted FFO	$63,337	$58,413	$4,924	8.4%
Recurring Diluted FFO	$63,005	$58,413	$4,592	7.9%
Diluted FFO Per Share	$0.56	$0.56	$—	0.0%
Recurring Diluted FFO Per Share	$0.56	$0.56	$—	0.0%
Diluted FAD	$62,802	$57,109	$5,693	10.0%
Recurring Diluted FAD	$62,470	$57,109	$5,361	9.4%
Diluted FAD Per Share	$0.56	$0.55	$0.01	1.8%
Recurring Diluted FAD Per Share	$0.55	$0.55	$—	0.0%

	Nine Months Ended September 30,
	2009	2008	$ Change	% Change

Revenue	$292,386	$272,923	$19,463	7.1%
Income from Continuing Operations	$95,434	$75,531	$19,903	26.4%
Net Income Attributable to NHP Common Stockholders	$112,145	$228,537	$(116,392)	-50.9%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$1.05	$2.34	$(1.29)	-55.1%
Diluted FFO	$191,833	$172,511	$19,322	11.2%
Recurring Diluted FFO	$186,937	$172,511	$14,426	8.4%
Diluted FFO Per Share	$1.75	$1.68	$0.07	4.2%
Recurring Diluted FFO Per Share	$1.70	$1.68	$0.02	1.2%
Diluted FAD	$190,770	$167,769	$23,001	13.7%
Recurring Diluted FAD	$185,874	$167,769	$18,105	10.8%
Diluted FAD Per Share	$1.74	$1.64	$0.10	6.1%
Recurring Diluted FAD Per Share	$1.69	$1.64	$0.05	3.0%

NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included recurring diluted FFO and recurring diluted FAD amounts which exclude the recognition of gains on debt extinguishments in 2009.
THIRD QUARTER 2009 INVESTMENT ACTIVITY
During the third quarter of 2009, we invested $4.0 million in revenue producing capital expenditures at a blended yield of 8.9% on our existing triple net portfolio.

Pacific Medical Buildings Update

We have reached an agreement in principle with Pacific Medical Buildings, LLC to acquire three medical office buildings, the remaining 55% interest in two medical office buildings, in which we currently have a minority ownership interest, and majority ownership interests in two joint ventures that will each own one medical office building.  The acquisitions are subject to customary due diligence and the negotiation and implementation of definitive agreements, as well as the receipt of a variety of third party approvals. The parties are targeting a year end closing.

If all of the assets are acquired, we estimate that our aggregate investment would be approximately $275 million to $300 million, and that the properties would initially contribute annual net operating income of approximately $21 million to $23 million. However, these estimates are subject to a number of assumptions and uncertainties that could cause actual outcomes to differ materially. In particular, we have assumed that the percentage ownership interest that we would acquire in each of the joint ventures will be approximately 60% to 70%, and we have assumed that no amendment will be made to the terms of the existing mortgage debt.

A majority of our investment is expected to consist of the assumption of existing mortgage debt of approximately $160 million to $170 million with a weighted average interest rate of less than 6%.  The balance of the investment is expected to be paid in cash and possibly DownREIT partnership units issued at a price between $29 and $33 per unit.

We have also agreed in principle to modifications to our development agreement, which would allow PMB to leverage NHP’s financial position at a time when construction financing is very difficult to find on acceptable terms.  The modifications to the development agreement would provide NHP with improved terms, including preferred returns, a reduced promote interest to PMB and pricing determined at the time of acquisition rather than at the pre-development stage.

THIRD QUARTER 2009 FINANCING TRANSACTIONS
During the third quarter of 2009, we issued 5.5 million shares of our common stock through our controlled equity offering program at an average price of $30.12 per share, resulting in net proceeds of approximately $163.0 million.
On August 12, 2009, we retired three mortgage notes in our unconsolidated joint venture with a state pension fund investor totaling $8.8 million with a blended interest rate of 6.37% due in 2036 and 2037 for $7.5 million resulting in a $1.3 million gain.

On September 8, 2009, we retired a $2.7 million mortgage note with a rate of 8.75% due in 2023.
On October 1, 2009, we retired $2.6 million of senior notes with an interest rate of 6.90% that were put to us.
On October 9, 2009, shareholders of our Series B convertible preferred stock converted 168,105 preferred shares into 757,376 shares of our common stock.
From October 1, 2009 to November 6, 2009, we issued 897,500 shares of our common stock through our controlled equity offering program at an average price of $32.30 per share, resulting in net proceeds of approximately $28.7 million.
2009 GUIDANCE
As a result of the common shares issued through November 6, 2009, we are decreasing by $0.02 per share the high end of the range from $2.25 per share to $2.23 per share for our full-year 2009 recurring diluted FFO guidance. We are also decreasing by $0.02 per share the high end of the range from $2.23 per share to $2.21 per share for our full-year 2009 recurring diluted FAD guidance. Our revised guidance for recurring diluted FFO and FAD includes the retirement of $2.6 million of senior notes, the third quarter and post third quarter end issuances of common shares that are discussed above, the conversion of 168,105 shares of our Series B preferred stock and excludes any acquisitions, investments, impairments or additional capital transactions that could occur for the remainder of 2009. Current guidance reflects the recent amendment of the Hearthstone leases and does not include any Supplemental Rent previously or prospectively deferred. Beginning in 2009, certain costs associated with acquisitions which were previously capitalized are now required to be expensed. While our guidance does not assume any acquisitions for the remainder of 2009, we would incur certain costs that would be expensed for any acquisitions we may make and those costs could be material.
CONFERENCE CALL INFORMATION
We have scheduled a conference call and webcast on Monday, November 9, 2009 at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss these results. The conference call is accessible by dialing 866-783-2145 and referencing conference ID number 88930109 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 857-350-1604. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 4:30 p.m. Pacific time

(7:30 p.m. Eastern time) that day until 9:00 p.m. Pacific time (Midnight Eastern time) on December 9, 2009. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 89509014. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter and nine months ended September 30, 2009 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed November 9, 2009 with the SEC also containing this release. Shareholders may receive free of charge a complete set of our audited financial statements upon request.
ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of September 30, 2009, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 579 properties among the following segments: 279 senior housing facilities, 200 skilled nursing facilities, 82 medical office buildings, 11 continuing care retirement communities and 7 specialty hospitals. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent, interest or loan principal amounts by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.
***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue:
Triple-net lease rent	$73,922	$71,779	$221,835	$211,435
Medical office building operating rent	17,154	16,188	50,810	43,058

	91,076	87,967	272,645	254,493
Interest and other income	6,748	6,614	19,741	18,430

	97,824	94,581	292,386	272,923

Expenses:
Interest and amortization of deferred financing costs	23,221	25,308	70,540	75,554
Depreciation and amortization	31,130	30,271	93,050	86,342
General and administrative	6,521	6,634	20,425	19,538
Medical office building operating expenses	7,240	7,220	21,201	18,782

	68,112	69,433	205,216	200,216

Operating income	29,712	25,148	87,170	72,707
Income from unconsolidated joint ventures	1,513	924	3,700	2,824
Gain on debt extinguishment, net	—	—	4,564	—

Income from continuing operations	31,225	26,072	95,434	75,531
Discontinued operations
Gains on sale of facilities, net	—	2,351	21,152	153,444
Income from discontinued operations	—	778	98	5,640

	—	3,129	21,250	159,084

Net income	31,225	29,201	116,684	234,615
Net (income) loss attributable to noncontrolling interests	(82)	52	(184)	107

Net income attributable to NHP	31,143	29,253	116,500	234,722
Preferred stock dividends	(1,451)	(2,061)	(4,355)	(6,185)

Income available to NHP common stockholders	$29,692	$27,192	$112,145	$228,537

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.28	$0.25	$0.87	$0.72
Discontinued operations attributable to NHP common stockholders	—	0.03	0.20	1.65

Net income attributable to NHP common stockholders	$0.28	$0.28	$1.07	$2.37

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.27	$0.24	$0.85	$0.71
Discontinued operations attributable to NHP common stockholders	—	0.03	0.20	1.63

Net income attributable to NHP common stockholders	$0.27	$0.27	$1.05	$2.34

Weighted average shares outstanding for EPS:
Basic	107,175	96,975	104,224	96,203

Diluted	109,477	98,956	106,389	97,538

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Recurring Diluted FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income	$31,225	$29,201	$116,684	$234,615
Preferred stock dividends	(1,451)	(2,061)	(4,355)	(6,185)
Net (income) loss attributable to noncontrolling interests	(82)	52	(184)	107
Real estate related depreciation and amortization	30,875	30,290	92,548	87,766
Depreciation in income from unconsolidated joint ventures	1,319	1,221	3,937	3,467
Gains on sale of facilities, net	—	(2,351)	(21,152)	(153,444)

FFO available to NHP common stockholders	61,886	56,352	187,478	166,326
Series B preferred dividend add-back	1,451	2,061	4,355	6,185

Diluted FFO	63,337	58,413	191,833	172,511
Gain on extinguishment of debt, net	(332)	—	(4,896)	—

Recurring diluted FFO	$63,005	$58,413	$186,937	$172,511

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	109,568	99,032	106,433	97,648
Series B preferred stock conversion add-back if not already converted	3,375	4,744	3,367	4,736

Fully diluted weighted average shares outstanding	112,943	103,776	109,800	102,384

Diluted FFO per share	$0.56	$0.56	$1.75	$1.68

Recurring diluted FFO per share	$0.56	$0.56	$1.70	$1.68

Dividends declared per common share	$0.44	$0.44	$1.32	$1.32

Recurring diluted FFO payout ratio	79%	79%	78%	79%

Recurring diluted FFO coverage	1.27	1.27	1.29	1.27

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Recurring Diluted FAD

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income	$31,225	$29,201	$116,684	$234,615
Preferred stock dividends	(1,451)	(2,061)	(4,355)	(6,185)
Net (income) loss attributable to noncontrolling interests	(82)	52	(184)	107
Real estate related depreciation and amortization	30,875	30,290	92,548	87,766
Gains on sale of facilities, net	—	(2,351)	(21,152)	(153,444)
Straight-lined rent	(1,578)	(2,280)	(4,766)	(7,877)
Amortization of intangible assets and liabilities	(139)	(137)	(408)	(411)
Non-cash stock-based compensation expense	1,816	1,500	5,226	4,271
Deferred finance cost amortization	766	741	2,336	2,265
Lease commissions and tenant and capital improvements	(1,407)	(1,105)	(3,476)	(2,999)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,319	1,221	3,937	3,467
Straight-lined rent	(19)	(44)	(43)	(54)
Amortization of intangible assets and liabilities	5	—	5	—
Deferred finance cost amortization	21	21	63	63

FAD available to NHP common stockholders	61,351	55,048	186,415	161,584
Series B preferred dividends	1,451	2,061	4,355	6,185

Diluted FAD	62,802	57,109	190,770	167,769
Gain on extinguishment of debt, net	(332)	—	(4,896)	—

Recurring diluted FAD	$62,470	$57,109	$185,874	$167,769

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	109,568	99,032	106,433	97,648
Series B preferred stock add-back if not already converted	3,375	4,744	3,367	4,736

Fully diluted weighted average shares outstanding	112,943	103,776	109,800	102,384

Diluted FAD per share	$0.56	$0.55	$1.74	$1.64

Recurring diluted FAD per share	$0.55	$0.55	$1.69	$1.64

Dividends declared per common share	$0.44	$0.44	$1.32	$1.32

Diluted FAD payout ratio	80%	80%	78%	80%

Diluted FAD coverage	1.25	1.25	1.28	1.24

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

2009 Guidance
Reconciliation of Net Income to Recurring Diluted FFO and FAD Per Share

	Year Ended December 31, 2009
	Guidance
	Low	High

Net income	$147,298	$148,348
Preferred stock dividends	(5,483)	(5,483)
Real estate related depreciation and amortization	121,499	121,499
Depreciation in income from unconsolidated joint ventures	5,206	5,206
Minority interest — NHP/PMB	94	94
Gains on sale of facilities, net	(21,152)	(21,152)

FFO available to common stockholders	247,462	248,512
Series B preferred dividends	5,483	5,483

Diluted FFO	252,945	253,995
Gain on extinguishment of debt, net	(4,896)	(4,896)

Recurring diluted FFO	248,049	249,099
Straight-lined rent	(6,270)	(6,270)
Amortization of intangible assets and liabilities	(533)	(533)
Non-cash stock-based compensation expense	7,067	7,067
Deferred finance cost amortization	3,115	3,115
Lease commissions and tenant and capital improvements	(5,608)	(5,608)
Unconsolidated Joint Ventures:
Straight-lined rent	(45)	(45)
Deferred finance cost amortization	84	84

Recurring diluted FAD	$245,859	$246,909

Diluted FFO per share	$2.27	$2.28

Recurring diluted FFO per share	$2.22	$2.23

Recurring diluted FAD per share	$2.20	$2.21

Weighted average shares outstanding:
Diluted weighted average shares outstanding	106,615	106,615
NHP/PMB OP units	1,799	1,799
Series B preferred stock conversion	3,198	3,198

Total	111,612	111,612

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Investments in real estate:
Land	$318,846	$320,394
Buildings and improvements	3,083,408	3,079,819

	3,402,254	3,400,213
Less accumulated depreciation	(566,356)	(490,112)

	2,835,898	2,910,101
Mortgage loans receivable, net	110,765	112,399
Mortgage loan receivable from related party	47,500	47,500
Investments in unconsolidated joint ventures	51,831	54,299

Net real estate related investments	3,045,994	3,124,299
Cash and cash equivalents	289,848	82,250
Receivables, net	6,959	6,066
Asset held for sale	—	4,542
Intangible assets	100,241	109,434
Other assets	132,225	131,534

Total assets	$3,575,267	$3,458,125

Liabilities and Equity
Unsecured senior credit facility	$—	$—
Senior notes	994,233	1,056,233
Notes and bonds payable	433,849	435,199
Accounts payable and accrued liabilities	126,889	144,566

Total liabilities	1,554,971	1,635,998

Redeemable OP unitholder interests	54,221	56,778

Equity:
NHP stockholders’ equity
Series B convertible preferred stock	74,918	74,918
Common stock	11,038	10,228
Capital in excess of par value	2,018,579	1,786,193
Cumulative net income	1,673,389	1,556,889
Accumulated other comprehensive (loss) income	(1,207)	1,846
Cumulative dividends	(1,812,145)	(1,669,407)

Total NHP stockholders’ equity	1,964,572	1,760,667
Noncontrolling interests	1,503	4,682

Total equity	1,966,075	1,765,349

Total liabilities and equity	$3,575,267	$3,458,125